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                                                                    EXHIBIT 16.1



                                                    2001 Ross Avenue, Suite 1800
                                                        Dallas, Texas 75201-2997
                                                         Telephone: 214-754-7900

PRICE WATERHOUSE LLP


August 19, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Ladies and Gentlemen:

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

We have read Item 4 of American International Petroleum Corporation's 8-K dated August 19, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Your very truly,


 /s/ Price Waterhouse LLP
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